Exhibit 10.33

DELMAR BANCORP

THIS SUBORDINATED TERM NOTE (THIS “NOTE”) WILL BE ISSUED AND MAY BE TRANSFERRED ONLY IN MINIMUM DENOMINATIONS OF $100,000 AND MULTIPLES OF $100,000 IN EXCESS THEREOF. ANY ATTEMPTED TRANSFER OF THIS NOTE IN A DENOMINATION OF LESS THAN $100,000 AND MULTIPLES OF $100,000 IN EXCESS THEREOF SHALL BE DEEMED TO BE VOID AND OF NO LEGAL EFFECT WHATSOEVER. ANY SUCH PURPORTED TRANSFEREE SHALL BE DEEMED NOT TO BE THE HOLDER OF SUCH NOTE FOR ANY PURPOSE, INCLUDING, BUT NOT LIMITED TO, THE RECEIPT OF PAYMENTS ON SUCH NOTE, AND SUCH PURPORTED TRANSFEREE SHALL BE DEEMED TO HAVE NO INTEREST WHATSOEVER IN SUCH NOTE.

THIS OBLIGATION IS NOT A DEPOSIT AND IS NOT INSURED BY THE UNITED STATES OR ANY AGENCY OR FUND OF THE UNITED STATES, INCLUDING THE FEDERAL DEPOSIT INSURANCE CORPORATION. THIS OBLIGATION IS SUBORDINATED TO THE CLAIMS OF DEPOSITORS AND THE CLAIMS OF GENERAL AND SECURED CREDITORS OF THE COMPANY, IS INELIGIBLE AS COLLATERAL FOR A LOAN BY THE COMPANY OR ANY OF ITS SUBSIDIARIES AND IS UNSECURED.

DELMAR BANCORP

TERM NOTE DUE APRIL 1, 2028

Certificate No.: ____
U.S. $ ___________	Dated: _________, 2018

FOR VALUE RECEIVED, the undersigned, Delmar Bancorp, a Maryland corporation (the “Company”), promises to pay to the order of _____________, or registered assigns (collectively, the “Lender”), the principal amount of $__________, in the lawful currency of the United States of America, or such lesser or greater amount as shall then remain outstanding under this Note, at the times and in the manner provided herein, but no later than April 1, 2028, or such other date upon which this Note shall become due and payable, whether by reason of extension, acceleration or otherwise, subject to, and in accordance with, the terms of the Subordinated Loan Agreement, dated as of _________, 2018, by and between the Company as Borrower, and the Lender, as Lender (as amended, restated, amended and restated, refinanced, extended, supplemented and/or otherwise modified from time to time, the “Loan Agreement”). Capitalized terms not otherwise defined herein shall have the meanings ascribed to such terms in the Loan Agreement.

Interest on this Note will be payable quarterly in arrears on January 1, April 1, July 1 and October 1 of each year, commencing on the first such date following the Closing Date, and at maturity.

Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

This Note is the Note referred to in the Loan Agreement that, among other things, contains provisions for the acceleration of the maturity hereof upon the happening of certain events, and for optional prepayment of the principal hereof prior to the maturity hereof, all upon the terms and conditions therein specified.

THIS NOTE MAY NOT BE TRANSFERRED OR ASSIGNED EXCEPT IN COMPLIANCE WITH THE TERMS OF THE LOAN AGREEMENT.

THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

DELMAR BANCORP

	By:	/s/ John W.Breda
	Name:	John W. Breda
	Title:	President and Chief Executive Officer
ATTEST:
/s/ Elizabeth Eicher Holland

[REVERSE SIDE OF NOTE]

DELMAR BANCORP

TERM NOTE DUE APRIL 1, 2028

The Company promises to pay interest on the principal amount of this Note (this “Note”), commencing on the Closing Date until the first Interest Payment Date, as defined below, after the tenth anniversary of the closing date of the Loan Agreement, as defined below, (the “Maturity Date”), or such earlier date as this Note is paid in full, at a fixed rate equal to 6.875% per annum. The unpaid principal balance of this Note plus all accrued but unpaid interest thereon shall be due and payable on the Maturity Date, or such earlier date on which such amount shall become due and payable. This Note is the Note referred to in that certain Subordinated Loan Agreement, __________, by and between the Company and Lender (the “Loan Agreement”). Capitalized terms not otherwise defined herein shall have the meanings ascribed to such terms in the Loan Agreement.

1.
Computation and Payment of Interest. This Note will bear interest at the rate set forth above from and including each Interest Payment Date to, but excluding, the next succeeding Interest Payment Date (or in the case of the initial Interest Payment Date, from the Closing Date to, but excluding, the initial Interest Payment Date), or in the case of the final Interest Payment Date, the Maturity Date. Interest on this Note shall be paid in arrears on each Interest Payment Date. The initial Interest Payment Date shall be April 1, 2018. “Interest Payment Date” shall mean January 1, April 1, July 1 and October 1 of each year and the Maturity Date. Interest shall be computed on the basis of the actual number of days elapsed in the period during which interest accrues and a year of 360 days.
2.
Non-Business Days. Whenever any payment to be made by the Company hereunder shall be stated to be due on a day which is not a Business Day, such payment shall be made on the next succeeding Business Day without change in any computation of interest with respect to such payment (or any succeeding payment). “Business Day” means any day other than a Saturday, Sunday or a legal holiday under the laws of the State of New York or any other day on which banking institutions located in the State of New York are authorized or required by law or other governmental action to close.
3.
Subordination. The rights of the Lender to the principal sum and to any accrued interest shall remain subject and subordinate in right of payment (in accordance with 12 C.F.R. § 217.20(d), as supplemented by the Federal Reserve’s subordinated debt policy statement, 12 C.F.R. 250.166), to the claims of: (a) unaffiliated third party creditors of the Company holding senior indebtedness, which shall include, at a minimum, the following: (i) all borrowed and purchased money (except such borrowed or purchased money that by its terms expressly ranks pari passu with, or junior to, the Note); (ii) similar obligations arising from off-balance sheet guarantees and direct credit substitutes with unaffiliated third parties; and (iii) obligations with unaffiliated third parties associated with derivative products such as interest and foreign exchange rate contracts, commodity contracts, and similar arrangements; and (b) unaffiliated third party general creditors (collectively, “Senior Claims”). Upon dissolution or liquidation of the Company, no payment of principal, interest or premium (including post-default interest) shall be due and payable under the terms of this Note until all Senior Claims shall have been paid in full. The Note ranks equally with all of the Company’s other present or future Unsecured Subordinated Debt whenever issued, except any of its Unsecured Subordinated Debt which may be expressly stated to be subordinated to the Note. Not in limitation of the foregoing, the Note ranks pari passu with that certain $2,000,000 principal amount Term Note due October 1, 2025, issued by the Company to Community Funding CLO, Ltd. on October 15, 2015. The Note ranks senior to all current and future junior subordinated debt obligations, preferred stock, trust preferred securities and common stock of the Company. “Unsecured Subordinated Debt” means unsecured subordinated debt of the Company whether or not such debt is intended to qualify as Tier 2 capital under the applicable capital adequacy rules and regulations promulgated by the Federal Reserve.
4.
Amendments and Waivers. The Note and the terms hereunder may only be amended or waived in accordance with the provisions of the Loan Agreement. Neither any failure nor any delay on the part of the Lender in exercising any right, power or privilege under this Note shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise of any other right, power or privilege.
5.
Notices. All notices and other communications hereunder shall be in writing and, for purposes of this Note, shall be delivered in accordance with, and effective as provided in, the Loan Agreement.